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CLOSURE MEDICAL CORPORATION

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Johnson & Johnson	CLOSURE Medical

Media Contact:	Investor Contact:
Marc Monseau (732) 524-1130	Benny Ward (919) 876-7800

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Helen E. Short (732) 524-6491	Len Hall (949) 474-4300
Stan Panasewicz (732) 524-2524	Allen & Caron Inc.

Johnson & Johnson and CLOSURE Medical Corporation Announce Acquisition Agreement

Acquisition to Strengthen Presence in Topical Adhesives and Surgical Sealants

New Brunswick, NJ, and Raleigh, NC, March 4, 2005 – Johnson & Johnson (NYSE: JNJ - News) and CLOSURE Medical Corporation (Nasdaq: CLSR - News), a global leader in biomaterial-based medical devices, today announced a definitive agreement whereby CLOSURE Medical will be acquired in a cash-for- stock exchange. CLOSURE Medical is expected to operate as a stand-alone entity reporting through Ethicon, Inc., a Johnson & Johnson company, with whom CLOSURE Medical has worked since 1996 on the development of topical adhesives.

Under the terms of the agreement, CLOSURE Medical shareholders will receive $27.00 for each outstanding CLOSURE Medical share. The value of the transaction as of the anticipated closing date is estimated to be approximately $370 million based upon CLOSURE Medical’s approximately 15.6 million fully diluted shares outstanding, net of estimated cash on hand at time of closing. Upon closing, Johnson & Johnson is expected to incur an estimated one-time after-tax charge of approximately $68 million or $.02 per share, reflecting the write-off of in-process research and development (IPR&D) charges. This transaction does not affect Johnson & Johnson guidance (excluding IPR&D) as reviewed at the year-end analyst meeting held on January 25, 2005.

The board of directors of CLOSURE Medical Corporation has approved the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The agreement will require the approval of CLOSURE Medical’s stockholders and is expected to close during the second quarter of 2005.

CLOSURE Medical designs, develops and manufactures a number of medical adhesives and delivery devices based on a proprietary medical-grade cyanoacrylate technology for specific applications in wound care and wound closure. This technology is found in the family of DERMABOND® Topical Skin Adhesive (2-octyl cyanoacrylate) products, which are marketed by Ethicon, Inc. under an exclusive distribution agreement. It is also found in BAND-AID® Brand Liquid Bandage and other products for consumer and veterinary use. CLOSURE Medical’s cyanoacrylate formulations offer several advantages, including speed, ease-of-use and performance, versus other products.

“This acquisition demonstrates Ethicon’s commitment to further expand the successful DERMABOND business and advances our efforts in topical adhesives and surgical sealants,” said Dennis N. Longstreet, Company Group Chairman for Ethicon, Inc. “The

capabilities and experience Ethicon expects to gain from this transaction can significantly contribute to the company’s sustained success in these important segments.”

Ethicon and CLOSURE Medical have both focused on further developing topical adhesives. CLOSURE Medical’s OMNEX(TM) Surgical Sealant recently received European CE Mark approval for use as an adjunct to sutures to achieve hemostasis in peripheral vascular surgery. Approval for a similar indication in the U.S. is anticipated in 2006.

“CLOSURE Medical and Ethicon have enjoyed a partnership to provide better health care and fulfill the unmet needs of patients and physicians around the world,” said Daniel A. Pelak, CLOSURE’s President and Chief Executive Officer. “We believe this acquisition will provide benefits to both our employees and shareholders.”

About Johnson & Johnson: Johnson & Johnson, with approximately 109,900 employees, is the world’s most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical devices and diagnostics markets. Johnson & Johnson has more than 200 operating companies in 57 countries, selling products throughout the world. For more information, visit http://www.jnj.com.

About Ethicon, Inc.: Ethicon, Inc. develops and markets products for surgery, wound management and advanced wound care treatment. Products are marketed through four divisions: ETHICON Products for precise wound closure and tissue repair; CARDIOVATIONS for minimally invasive cardiac procedures; GYNECARE for minimally invasive women’s health procedures, and Johnson & Johnson Wound Management for hemostasis and advanced wound care.

About CLOSURE Medical Corporation: CLOSURE Medical Corporation is a global leader in the development and manufacture of innovative biomaterial-based medical devices that fulfill the needs of healthcare practitioners, patients and consumers.

(This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Risks and uncertainties include the satisfaction of the conditions to closing, including receipt of shareholder and regulatory approval; general industry and market conditions; general domestic and international economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations affecting domestic and foreign operations; and trends toward health care cost containment.

A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 and CLOSURE Medical’s Annual Report on Form 10-K for the year ended December 31, 2003. Copies of said Annual Reports on Form 10-K are available online at www.sec.gov or on request from the applicable company. Neither company assumes any obligation to update any forward-looking statements as a result of new information or future events or developments.)

Additional Information and Where to Find It:

This material is not a substitute for the proxy statement CLOSURE Medical will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement, including detailed risk factors, when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by CLOSURE Medical with the Securities and Exchange Commission, will be available free of charge at the SEC’s website, www.sec.gov, or by visiting CLOSURE Medical’s website at http://www.closuremed.com or the “Clients” section of the Allen & Caron website at http://www.allencaron.com.

CLOSURE Medical and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from CLOSURE Medical’s shareholders in connection with the proposed transaction. Investors may obtain a detailed list of names, affiliations and interests of CLOSURE Medical participants in the solicitation of proxies of CLOSURE Medical’s shareholders by reading the proxy statement when it becomes available.

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